Exhibit 31.03

CERTIFICATION

I, J. Rock Tonkel, Jr., certify that:

1.I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K for the year ended December 31, 2022 of Arlington Asset Investment Corp.; and

2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

May 1, 2023	/s/ J. ROCK TONKEL, JR.
J. Rock Tonkel, Jr.
President and Chief Executive Officer (Principal Executive Officer)